UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 7, 2008
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

John B. Sanfilippo & Son, Inc. (the “Company”) submits the following information:
Item 1.02. Termination of a Material Definitive Contract.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 7, 2008, the Company entered into a Credit Agreement with Wells Fargo Foothill, LLC, as the arranger and administrative agent, Wachovia Capital Finance Corporation (Central), as documentation agent, and a syndicate of lenders (the “Credit Lenders”), providing a $117.5 million revolving loan commitment and letter of credit subfacility (the “Credit Facility”). The Credit Facility is secured by substantially all assets of the Company other than real property and fixtures. Also on February 7, 2008, the Company entered into a Loan Agreement with Transamerica Life Insurance Company (the “Mortgage Lender”) and JBSS Properties, LLC, an Illinois limited liabiltiy company and wholly-owned subsidiary of the Company (“JBSS”), as a non-recourse guarantor, providing the Company with two term loans, one in the amount of $36.0 million (“Tranche A”) and the other in the amount of $9.0 million (“Tranche B”), for an aggregate amount of $45.0 million (the “Mortgage Facility”). The Mortgage Facility is secured by mortgages on the Company’s owned real property located at 1703 and 1707 North Randall Road, Elgin, Illinois 60123, 29241 West Cottonwood Road, Gustine, California 95322 and 8060 NC 46 Highway, Garysburg, North Carolina 27831 and JBSS Properties’ owned real property located at the intersection of US Highway 20 and Illinois Route 31, Elgin, Illinois 60123 (the “JBSS Property”) (collectively, the “Encumbered Properties”). On the same day, the Company terminated its former $100.00 million credit facility with U.S. Bank National Association, LaSalle Bank National Association and ING Capital LLC, which was set to mature on July 25, 2009 (the “Prior Revolving Facility”), and prepaid all of its outstanding senior secured notes currently held by The Prudential Insurance Company of America, Pruco Life Insurance Company, American Skandia Life Assurance Corporation, Prudential Retirement Insurance and Annuity Company, ING Life Insurance and Annuity Company, Farmers New World Life Insurance Company, Physicians Mutual Insurance Company, Great-West Life & Annuity Insurance Company, The Great-West Life Assurance Company, United of Omaha Life Insurance Company and Jefferson Pilot Financial Insurance Company, in an outstanding principal amount of $50.6 million (the “Prior Notes”). The Company incurred a $1.0 million prepayment penalty in connection with the termination of the Prior Revolving Facility and a $5.2 million prepayment penalty in connection with the prepayment of the Prior Notes.
The Credit Facility matures on February 7, 2013. At the election of the Company, borrowings under the Credit Facility accrue interest at a rate determined pursuant to the administrative agent’s prime rate plus an applicable margin determined by reference to the amount of loans which may be advanced under a borrowing base calculation based upon accounts receivable, inventory and machinery and equipment (the “Borrowing Base Calculation”), ranging from (0.50%) to 0.00% or a rate based on the London interbank offered rate (“LIBOR”) plus an applicable margin based upon the Borrowing Base Calculation, ranging from 2.00% to 2.50%. The face amount of undrawn letters of credit accrues interest at a rate of 1.50% to 2.00%, based upon the Borrowing Base Calculation. The portion of the Borrowing Base Calculation based upon machinery and equipment will decrease by $2.0 million per year for the first five years to coincide with amortization of the machinery and equipment collateral. The terms of the Credit Facility contain usual and customary covenants for transactions of this type, including covenants that require the Company to restrict investments, indebtedness, capital expenditures, acquisitions and certain sales of assets, cash dividends, redemptions of capital stock and prepayment of indebtedness (if, among other things, such prepayment is of a subordinate debt). In the event that loan availability under the Borrowing Base Calculation falls below $15,000,000, the Company will be required to maintain a specified fixed charge coverage ratio, tested on a quarterly basis. The Credit Facility does not include a working capital, EBITDA, net worth, excess availability, leverage or debt service coverage financial covenant. The Credit Lenders are entitled to require immediate repayment of the Company’s obligations under the Credit Facility in the event the Company defaults in the payments required under the Credit Facility, non-compliance with the financial covenants or upon the occurrence of certain other defaults by the Company under the Credit Facility (including a default under the Mortgage Facility).
The Mortgage Facility matures on March 1, 2023. Tranche A under the Mortgage Facility accrues interest at a fixed interest rate of 7.63% per annum, payable monthly. Such interest rate may be reset by the Mortgage Lender on March 1, 2018 (the “Tranche A Reset Date”). In the event that the Company does not accept the reset rate, Tranche A shall be due and payable on the Tranche A Reset Date, without prepayment penalty. Monthly principal payments in the amount of $200,000 commence on June 1, 2008. Tranche B under the Mortgage Facility accrues interest at a floating rate of one month LIBOR plus 5.50% per annum, payable monthly. The margin on such floating rate may be reset by the Mortgage Lender on March 1, 2010 and every two years thereafter (each, a “Tranche B Reset Date”); provided, however, that the Mortgage Lender may also change the underlying index on each Tranche B Reset Date occuring on and after March 1, 2016. In the event that the Company does not accept the reset rate, Tranche B shall be due and payable on the Tranche B Reset Date, without prepayment penalty. Monthly principal payments in the amount of $50,000 commence on June 1, 2008. The terms of the Mortgage Facility contain usual and customary covenants for transactions of this type, including covenants that require the Company to maintain a specified net worth and maintain the Encumbered Properties. The Mortgage Facility does not include a working capital, EBITDA, excess availability, fixed charge coverage, capital expenditures, leverage or debt service coverage financial covenant. In the event that the JBSS Property is sold pursuant to the pending sales contract, JBSS will be required to deposit the gross proceeds into an interest-bearing escrow with the Mortgage Lender. As of January 1, 2009, the Mortgage Lender shall have the right to either (i) apply all or a portion of such proceeds to prepay the outstanding balance of Tranche B, with the excess, if any, and accrued interest going to JBSS or (ii) retain such proceeds and all accrued interest for such additional period as it deems prudent. The Mortgage Lender is entitled to require immediate repayment of the Company’s obligations under the Mortgage Facility in the event the Company defaults in the payments required under the Mortgage Facility, non-compliance with the covenants or upon the occurrence of certain other defaults by the Company under the Mortgage Facility.
The foregoing summary is qualified in its entirety by the relevant agreements which are filed as exhibits to this Current Report and which are incorporated herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
February 8, 2008	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 10.1	Credit Agreement dated as of February 7, 2008, by and among the Company, the financial institutions named therein as lenders, Wells Fargo Foothill, LLC, as the arranger and administrative agent for the lenders and Wachovia Capital Finance Corporation (Central), in its capacity as documentation agent.

Exhibit 10.2	Security Agreement dated as of February 7, 2008, by the Company in favor of Wells Fargo Foothill, LLC, as administrative agent for the lenders.

Exhibit 10.3	Loan Agreement dated as of February 7, 2008, by and between the Company and Transamerica Life Insurance Company.

Exhibit 10.4	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of February 7, 2008, made by the Company related to its Elgin, Illinois property for the benefit of Transamerica Life Insurance Company.

Exhibit 10.5	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of February 7, 2008, made by JBSS related to its Elgin, Illinois property for the benefit of Transamerica Life Insurance Company.

Exhibit 10.6	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of February 7, 2008, made by the Company related to its Gustine, California property for the benefit of Transamerica Life Insurance Company.

Exhibit 10.7	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of February 7, 2008, made by the Company related to its Garysburg, North Carolina property for the benefit of Transamerica Life Insurance Company.

Exhibit 10.8	Promissory Note (Tranche A) dated February 7, 2008, in the principal amount of $36.0 million executed by the Company in favor of Transamerica Life Insurance Company.

Exhibit 10.9	Promissory Note (Tranche B) dated February 7, 2008, in the principal amount of $9.0 million executed by the Company in favor of Transamerica Life Insurance Company.